EXHIBIT 99.2

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,
	2009	2008

NET REVENUES	$ 5,506,750	$ 5,752,404

COST OF GOODS SOLD:
Cost of goods sold, excluding depreciation and amortization, product warranty, shipping and freight	2,613,778	2,652,224
Depreciation and amortization	136,601	117,489
Product warranty	468,372	214,168
Shipping and freight	158,554	147,626
Total cost of goods sold	3,377,305	3,131,507

GROSS PROFIT	2,129,445	2,620,897

OTHER COSTS AND EXPENSES:
Research and development	340,880	373,052
Selling, general and administrative, excluding depreciation and amortization	1,916,690	2,752,907
Depreciation and amortization	74,842	93,933
Litigation settlement	–	(1,500,000)
Total other costs and expenses	2,332,412	1,719,892

INCOME (LOSS) FROM OPERATIONS	(202,967)	901,005

Interest expense	(86,855)	(54,924)
Interest income	20	659
Loss on change in fair value of warrant liabilities	(19,167)	–
Amortization of debt discount on convertible debt	(32,679)	–

INCOME (LOSS) BEFORE INCOME TAXES	(341,648)	846,740
Provision (benefit) for income taxes	(82,419)	369,345

NET INCOME (LOSS)	$ (259,229)	$ 477,395

EARNINGS (LOSS) PER SHARE
Basic	$ (0.02)	$ 0.04
Diluted	$ (0.02)	$ 0.04

WEIGHTED AVERAGE SHARES USED TO COMPUTE EARNINGS (LOSS) PER SHARE
Basic	11,837,427	11,716,971
Diluted	11,837,427	11,787,659

The above results of operations and following Balance Sheets and Statements of Cash Flows, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), will be presented in the Company’s 10-Q for the quarter ended September 30, 2009.  We encourage you to review the accompanying notes to these condensed consolidated statements, found in that filing.

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2009	June 30,
ASSETS	(Unaudited)	2009
CURRENT ASSETS:
Cash and cash equivalents	$ 443,248	$ 550,602
Accounts receivable, net	3,515,934	3,427,550
Inventories, net	6,441,190	6,392,441
Taxes receivable	19,816	20,257
Deferred tax assets	830,447	830,447
Prepaid expenses and other current assets	400,248	541,153
Total Current Assets	11,650,883	11,762,450

PROPERTY AND EQUIPMENT, NET	1,894,064	2,096,986

OTHER ASSETS:
Goodwill and other intangible assets, net	3,584,231	3,584,231
Deferred tax assets	361,905	279,486
Other assets	66,559	75,159
Total Other Assets	4,012,695	3,938,876

TOTAL ASSETS	$ 17,557,642	$ 17,798,312

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	1,213,505	1,128,187
Accrued compensation and benefits	432,127	690,948
Other accrued expenses and current liabilities	1,081,954	1,151,325
Short-term capital lease obligation	–	69,815
Income taxes payable	2,812	–
Accrued product warranty costs	436,578	436,578
Deferred rent liability	52,097	63,863
Deferred revenue	137,057	209,079
Total Current Liabilities	3,356,130	3,749,795

OTHER LIABILITIES:
Long-term debt, less current maturities	2,981,247	2,749,132
Deferred rent liability	50,444	58,010
Convertible debt, net of discount of $369,151 in September and $401,830 in June	880,849	848,170
Warrant liabilities	25,947	–
Deferred revenue, less current portion	13,012	38,708
Total Other Liabilities	3,951,499	3,694,020

TOTAL LIABILITIES	7,307,629	7,443,815

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.001 par value
Authorized 5,000,000 shares; none issued	–	–
Common Stock, $.001 par value 25,000,000 shares authorized;
issued and outstanding, respectively, 12,394,434 and 11,843,813 shares in September and 12,413,292 and 11,771,966 shares in June	11,844	11,772
Additional paid-in capital	12,861,781	13,000,680
Accumulated other comprehensive income (loss)	(26,956)	216
Accumulated deficit	(2,596,656)	(2,658,171)
Total Shareholders' Equity	10,250,013	10,354,497

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 17,557,642	$ 17,798,312

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ (259,229)	$ 477,395
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	230,711	224,905
Stock-based compensation expense	186,805	155,411
Deferred income taxes	(82,419)	369,345
Impairment charge	(20,059)	–
Provision (benefit) for inventory obsolescence	(26,929)	29,239
Provision for product warranties	–	6,897
Provision for returns and doubtful accounts	3,809	34,677
Amortization of debt discount on convertible debt	32,679	–
Loss on change in fair value of warrant liabilities	19,167	–
Changes in operating assets and liabilities:
Accounts receivable	(99,719)	(61,911)
Inventories	(19,927)	1,754,983
Income taxes	3,253	–
Prepaid expenses and other current assets	138,598	(38,376)
Accounts payable	83,734	(1,587,317)
Accrued compensation and benefits	(251,589)	(212,026)
Other accrued expenses and current liabilities	(65,930)	(692,326)
Deferred rent liability	(19,332)	(6,689)
Deferred revenue	(97,718)	(96,742)
Net cash provided (used) by operating activities	(244,095)	357,465

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(27,789)	(326,281)
Net cash used in investing activities	(27,789)	(326,281)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in restricted cash	10,907	–
Bank credit line proceeds (repayments)	232,115	(251,157)
Capital lease obligation repayments	(69,815)	(50,000)
Proceeds from issuance of subordinated convertible debt	–	1,250,000
Net cash provided by financing activities	173,207	948,843
Effect of exchange rate changes on cash and cash equivalents	(8,677)	(38,435)
NET INCREASE (DECREASE) IN CASH	(107,354)	941,592

CASH, BEGINNING OF PERIOD	550,602	236,571

CASH, END OF PERIOD	$ 443,248	$ 1,178,163

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$ 77,683	$ 42,278
Income taxes paid (refunded)	$ –	$ –

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Capital lease additions	$ –	$ 528,488